                                                       Exhibit 10(n)








                         THE ADVEST GROUP, INC.


                         NONQUALIFIED EXECUTIVE
                             POST-EMPLOYMENT
                               INCOME PLAN

                            TABLE OF CONTENTS

   ARTICLE I
      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . 1
      1.1  "Annual Benefit" . . . . . . . . . . . . . . . . . . . . 1
      1.2  "Authorized Leave" . . . . . . . . . . . . . . . . . . . 1
      1.3  "Average Earnings" . . . . . . . . . . . . . . . . . . . 1
      1.4  "Beneficiary". . . . . . . . . . . . . . . . . . . . . . 1
      1.5  "Board of Directors" . . . . . . . . . . . . . . . . . . 1
      1.6  "Change of Control". . . . . . . . . . . . . . . . . . . 1
      1.7  "Commencement Date". . . . . . . . . . . . . . . . . . . 1
      1.8  "Committee". . . . . . . . . . . . . . . . . . . . . . . 1
      1.9  "Company". . . . . . . . . . . . . . . . . . . . . . . . 2
      1.10  "Compensation". . . . . . . . . . . . . . . . . . . . . 2
      1.11  "Fiscal Year" . . . . . . . . . . . . . . . . . . . . . 2
      1.12  "Participant" . . . . . . . . . . . . . . . . . . . . . 2
      1.13  "Permanent Disability". . . . . . . . . . . . . . . . . 2
      1.14  "Plan". . . . . . . . . . . . . . . . . . . . . . . . . 2
      1.15  "Retirement Plan Offset". . . . . . . . . . . . . . . . 2
      1.16  "Social Security Offset". . . . . . . . . . . . . . . . 3

   ARTICLE  II
      ELIGIBILITY TO PARTICIPATE. . . . . . . . . . . . . . . . . . 3
      2.1  Eligibility. . . . . . . . . . . . . . . . . . . . . . . 3

   ARTICLE III
      BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
      3.1  Determination of Commencement Date . . . . . . . . . . . 3
      3.2  Annual Benefit . . . . . . . . . . . . . . . . . . . . . 4
      3.3  Forfeiture of Benefits . . . . . . . . . . . . . . . . . 4
      3.4  Deductions of Taxes from Amounts Payable . . . . . . . . 5
      3.5  Facility of Payment. . . . . . . . . . . . . . . . . . . 5

   ARTICLE IV
      ACCOUNTING AND FUNDING. . . . . . . . . . . . . . . . . . . . 5
      4.1  Book Reserve . . . . . . . . . . . . . . . . . . . . . . 5
      4.2  Nonalienation of Payment . . . . . . . . . . . . . . . . 5
      4.3  Source of Payment. . . . . . . . . . . . . . . . . . . . 6
      4.4  Further Provisions . . . . . . . . . . . . . . . . . . . 6

   ARTICLE V
      AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . 6
      5.1  Amendments . . . . . . . . . . . . . . . . . . . . . . . 6
      5.2  Plan Termination . . . . . . . . . . . . . . . . . . . . 6

   ARTICLE VI
      ADMINISTRATION OF THE PLAN. . . . . . . . . . . . . . . . . . 7
      6.1  Appointment of Committee; Authority and Responsibility . 7
      6.2  Committee Duties . . . . . . . . . . . . . . . . . . . . 7
      6.3  Records. . . . . . . . . . . . . . . . . . . . . . . . . 8
      6.4  Committee Decisions Final. . . . . . . . . . . . . . . . 8
      6.5  Committee as Agent . . . . . . . . . . . . . . . . . . . 8
      6.6  Plan Expenses. . . . . . . . . . . . . . . . . . . . . . 8
      6.7  Correction of Error. . . . . . . . . . . . . . . . . . . 8
      6.8  Allocations and Delegations of Responsibility. . . . . . 8

   ARTICLE VII
      BENEFICIARY; UNCLAIMED BENEFITS . . . . . . . . . . . . . . . 9
      7.1  Designation of Beneficiary . . . . . . . . . . . . . . . 9
      7.2  Unclaimed Benefit. . . . . . . . . . . . . . . . . . . . 9

   ARTICLE VIII
      MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . .10
      8.1  Merger . . . . . . . . . . . . . . . . . . . . . . . . .10
      8.2  Liquidation. . . . . . . . . . . . . . . . . . . . . . .10
      8.3  Indemnification. . . . . . . . . . . . . . . . . . . . .10
      8.4  Contract of Employment . . . . . . . . . . . . . . . . .10
      8.5  Disclosure . . . . . . . . . . . . . . . . . . . . . . .10
      8.6  Headings . . . . . . . . . . . . . . . . . . . . . . . .10
      8.7  Invalidity of Certain Provisions . . . . . . . . . . . .10
      8.8  Law Governing. . . . . . . . . . . . . . . . . . . . . .11
      8.9  Limitation on Liability. . . . . . . . . . . . . . . . .11
      8.10  Gender. . . . . . . . . . . . . . . . . . . . . . . . .11

                         THE ADVEST GROUP, INC.
                         NONQUALIFIED EXECUTIVE
                            POST-EMPLOYMENT
                              INCOME PLAN


      The Advest Group, Inc. hereby establishes the Nonqualified Executive Post-Employment Income Plan, effective October 1, 1993, for a select group of highly compensated senior executives. The purpose of this Plan is to ensure that the overall effectiveness of the Company's compensation program will attract, retain and motivate qualified senior executives.


                                ARTICLE I
                               DEFINITIONS

      When used herein, each of the following terms shall have the meaning set forth below, unless the context clearly indicates otherwise:

      1.1  "Annual Benefit" has the meaning set forth in Section 3.2.

      1.2 "Authorized Leave" means an absence, with or without compensation, authorized by the Company under its standard personnel practices, provided the Participant returns to employment with the Company within the period specified for the absence. The Committee shall also have the discretion to designate any absence not described as an Authorized Leave by the first sentence of this
Section 1.2 as an Authorized Leave in any individual case.

      1.3 "Average Earnings" for any Participant means the average Compensation of the Participant during the three consecutive Fiscal Years of the last 10 Fiscal Years during which the Participant had the highest Compensation.

      1.4 "Beneficiary" means the individual designated by the Participant to receive benefits payable under this Plan in the event of the Participant's death.

      1.5 "Board of Directors" means the Board of Directors of the Company or the Executive Committee of such Board.

      1.6 "Change of Control" means a transfer or sale of substantially all of the assets of the Company or merger or consolidation of the Company or Advest, Inc. into or with any other corporation or entity that occurs after October 1, 1993 provided either (a) the other corporation or entity is engaged in the retail securities brokerage business at the date of the transaction and such transaction results in the Company or Advest, Inc. not surviving such merger or consolidation or (b) a substantial change in the senior management of the Company occurs within six months as a result of the transaction.

      1.7   "Commencement Date" has the meaning set forth in Section 3.1.

      1.8 "Committee" means an administrative committee designated to administer this Plan in accordance with Article VI.

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Nonqualified Executive Post-Employment Income Plan                Page 2

      1.9 "Company" means The Advest Group, Inc. and any successor thereto by merger, consolidation, purchase or otherwise.

      1.10 "Compensation" for any Participant for any year means the sum of all base pay paid to the Participant during the year, including any salary deferrals under a plan intended to meet the requirements of either Section 401(k) or Section 125 of the Internal Revenue Code.

      1.11 "Fiscal Year" means each 12-month period ended September 30th, without regard to whether such period actually constitutes the fiscal year of the Company at any time.

      1.12 "Participant" means any employee of the Company (or any affiliated corporation) who meets the eligibility requirements of Article II.

      1.13 "Permanent Disability" means a mental or physical condition which renders a Participant permanently unable to or incompetent to engage in any substantial gainful activity.

      1.14 "Plan" means this Advest Group, Inc. Nonqualified Executive Post-Employment Income Plan.

      1.15 "Retirement Plan Offset" at a specified date for any Participant shall equal the Projected Annuity Benefit of the sum of Employer-Contributed Plan Assets and the Accrued Benefit of the Participant on such date. For purposes of such computation:

      (a) the "Employer-Contributed Plan Assets" of a Participant on a specified date shall equal the sum of

           (i) the actual Advest Thrift Plan account balance of the Participant on January 1, 1993 attributable to prior balances in the predecessor Employees' Retirement Plan and Employee Stock Ownership Plan of the Company,

           (ii) all Company contributions to Company tax-qualified retirement plans on behalf of the Participant which would have been made after January 1, 1993 had the Participant contributed the maximum allowable amount (but excluding contributions made as a reduction of the Participant's compensation), and

           (iii)projected earnings computed on each October 1st by applying the 30-year treasury bond yield rate in effect on the preceding October 1st to the aggregate of all account balances, contributions or projected earnings accrued under clause (a)(i), (a)(ii) or a(iii) prior to that October 1st.

      (b) the "Accrued Benefit" of a Participant on a specified date shall have the meaning set forth in the Advest, Inc. Account Executive Nonqualified Defined Benefit Plan.

      (c) the "Projected Annuity Benefit" of an amount on a specified date shall equal the annual benefit if such amount is paid in the form of a 10-year certain annuity

Nonqualified Executive Post-Employment Income Plan                Page 3

           paying benefits at the end of each year, calculated using an interest rate equal to the treasury bond yield rate in effect on such date.

      1.16 "Social Security Offset" at a specified date for any Participant means one half of the estimated, unreduced annual primary old age insurance amount which the Participant would be entitled to receive commencing on the first day of the month next following his 65th birthday (or later date at which primary old age insurance benefits commence) under the Social Security Act in effect at such date. This amount shall not be affected by any amendment to said Act after such time. If the Participant's retirement, disability or death occurs prior to the date old age insurance benefits commence, the Social Security Benefit will be determined on the assumption that the Participant would have been credited with the maximum Social Security wages each year until such time as primary old age insurance benefits commence.

      1.17  "Target Percentage" for any Participant, means the sum of:

      (a) 1% multiplied by the number of Fiscal Years or fractions of a Fiscal Year during which the Participant has been employed by the Company or any subsidiary of the Company from January 1, 1977 through September 30, 1993; plus

      (b) 1.5% multiplied by the number of Fiscal Years or fractions of a Fiscal Year during which the Participant has been employed by the Company or any subsidiary of the Company from October 1, 1993 through the day preceding such Participant's Commencement Date.


                               ARTICLE  II
                       ELIGIBILITY TO PARTICIPATE

      2.1 Eligibility. A senior executive employee of the Company or any affiliated corporation is eligible to become a Participant in the Plan; provided such employee is designated as a Participant by the Board of Directors or the Stock Option and Compensation Committee or equivalent committee of the Board of Directors. Once an employee becomes a Participant, such employee shall remain a Participant until termination of employment with the Company and thereafter until all benefits, if any, to which such employee or such employee's Beneficiary is entitled under the plan have been paid.


                               ARTICLE III
                                BENEFITS

      3.1 Determination of Commencement Date. Each Participant (or such Participant's Beneficiary) shall begin to receive Annual Benefits commencing on the first October 1st (referred to herein as the Participant's "Commencement Date") coincident with or next following:

Nonqualified Executive Post-Employment Income Plan                  Page 4

      (a) Normal Retirement -- the retirement of the Participant on or after the Participant's 65th birthday, provided that the Participant has been employed by the Company (or its affiliated corporations) for at least five years;

      (b) Early Retirement -- the retirement of the Participant after Participant's 55th birthday, provided that either (i) the Participant has been employed by the Company (or its affiliated corporations) for at least five years after October 1, 1993 or (ii) such retirement occurred more than 9 months, but not more than 24 months, following a Change of Control;

      (c)  Permanent Disability -- the Permanent Disability of the
           Participant; or

      (d)  Death -- the death of the Participant.

      3.2 Annual Benefit. The "Annual Benefit" for any Participant shall be determined as of the applicable Commencement Date (or as of the Plan termination date, in the case of a termination of the Plan pursuant to Section 5.2) and shall equal the product of the Participant's Target Percentage and Average Earnings, reduced by the Retirement Plan Offset and Social Security Offset. Subject to the forfeiture provisions set forth in Section 3.3, on or promptly after the Commencement Date and October 1 of each of the next nine years, the Company shall pay the Annual Benefit to the Participant or the Participant's Beneficiary.

      3.3 Forfeiture of Benefits. Notwithstanding any other provisions of this Plan to the contrary, all payments of benefits to any Participant or Beneficiary shall be discontinued and forfeited, and the Company will have no further obligation under the Plan to such Participant or Beneficiary, if any of the following events occurs:

      (a) Early Termination. The Participant's service with the Company is terminated for any reason before the occurrence of an event listed in clauses (a), (b), (c) or (d) of Section 3.1;

      (b) For Cause. The Participant is terminated at any time from employment with the Company (or its affiliated corporations) for cause or the Participant commits actions which would have constituted a basis for termination for cause during the Participant's employment and such actions are discovered by the Company at any time prior to the Participant's death. For purpose of this Plan, "cause" shall be deemed to include any act of dishonesty or fraud, gross negligence, gross insubordination or willful or reckless conduct detrimental to the business of the Company (or its affiliated corporations).

      (c) Solicitation of Employees or Clients. The Participant requests, induces or otherwise solicits or attempts to influence any employee of the Company (or its affiliated corporations) to leave such employment, or the Participant requests, induces or attempts to influence any client of the Company (or its affiliated corporations) to curtail or cancel any business they may transact or propose to transact with the Company or (such affiliated corporation).

Nonqualified Executive Post-Employment Income Plan                   Page 5

      (d) Confidential Information. The Participant directly or indirectly divulges, furnishes, uses, publishes or makes accessible to any person or entity any information of the Company, its affiliated corporation or its clients which is confidential, secret, proprietary or otherwise not generally known in the industry, including but not limited to client lists and records.

      (e) Employment with Securities Brokerage Firm. The Participant is employed by a firm engaging in securities brokerage following termination of employment with the Company (or its affiliated corporations), unless such termination of employment occurred more than 9 months, but not more than 24 months, following a Change of Control.

      Absence from the Company on an Authorized Leave shall not be deemed to be a termination for purposes of this Section 3.3. The Committee shall have sole and unlimited discretion with respect to the application of the provisions of this Section and such exercise of discretion shall be conclusive and binding upon the Participant, the Beneficiary and all other persons.

      3.4 Deductions of Taxes from Amounts Payable. The Company may deduct from the amounts to be paid to any Participant under the Plan such amounts as the Company, in its sole discretion, deems proper to protect against liability for the payment of death, succession, inheritance, income, employment or other taxes, and out of the money so deducted the Company may discharge any such liability and pay the amount remaining to the Participant or the Participant's estate, as the case may be.

      3.5 Facility of Payment. If a Participant or Beneficiary is declared an incompetent or is a minor and a conservator, guardian or other person legally charged with the Participant's care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such co-executor, guardian or other person legally charged with the Participant's care. The decision of the Committee in such matters shall be final, binding and conclusive upon the Company and upon each Participant, Beneficiary, and every other person or party interested or concerned. Neither the Company nor the Committee shall be under any duty to see to the proper application of such payments.


                               ARTICLE IV
                         ACCOUNTING AND FUNDING

      4.1 Book Reserve. The Company shall credit to a book reserve those amounts provided for in this Plan for each Participant.

      4.2 Nonalienation of Payment. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and the Participant's heirs, executors, administrators and legal representatives. Except as permitted by the preceding sentence, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and shall to the extent permissible be exempt from garnishment, execution or levy

Nonqualified Executive Post-Employment Income Plan                   Page 6

of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse, former spouse or children of the Participant, or for any other relative of a Participant prior to actually being received by the person entitled to the benefit under the terms of the Plan; any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute or levy upon, or otherwise dispose of any right to benefits payable hereunder, shall be void. The Company shall not in any manner be liable for, or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

      4.3 Source of Payment. All payments under this Plan shall be from the general funds of the Company and no special or separate fund shall be established and no other segregation or assets shall be made to assure payment; provided, that the Company may establish a revocable or irrevocable trust for the purposes of paying Benefits under the Plan. The establishment of a revocable trust shall not require the Company to fund such trust nor shall the Company be prevented from accessing amounts in such trust for any purpose it deems appropriate. In no event shall any arrangement be established that would cause the Plan to be considered "funded" under federal or state income tax rules. No Participant shall have any right, title, or interest whatever in or to any such trust or any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company. Nothing contained in the Plan shall constitute a representation or warranty by the Company or any other entity or person that the assets of the Company are or will be sufficient to pay any Benefit hereunder.

      4.4 Further Provisions. Nothing contained herein shall be deemed to exclude the Participant from any supplemental compensation, bonus, pension, insurance, severance pay or other benefit to which otherwise such Participant might become entitled as an employee of the Company.


                                ARTICLE V
                        AMENDMENT AND TERMINATION

      5.1 Amendments. The Board of Directors may amend, modify, change, revise or discontinue this Plan by amendment at any time, provided, however, that (a) no amendment shall increase the duties or liabilities of the Board of Directors or the Committee without written consent of each member and (b) no amendment shall be made without the written consent of a Participant if the effect of such amendment would reduce a Participant's Benefit to the extent accrued as of the date of the amendment. Nothing in the preceding sentence shall limit or restrict the Committee's right to amend the Plan so as to affect the manner, mode, form or timing of distributions hereunder.

      5.2 Plan Termination. It is the expectation of the Company that it will continue the Plan indefinitely, but the continuation of the Plan is not assumed as a contractual obligation of the Company; and the right is reserved by the

Nonqualified Executive Post-Employment Income Plan                  Page 7

Company at any time to discontinue this Plan. This Plan may be terminated by the Board of Directors at any time, when in its judgment, business, financial or other good causes make such termination necessary or appropriate; such termination to become effective upon the delivery of notice by the Board of Directors or the Committee to the Participants. Upon any such termination, each Participant on the termination date shall become vested in his Annual Benefit as of the termination date. Such Annual Benefit shall be calculated based upon the Participant's Target Percentage, Average Earnings, 401(k) Offset and Social Security Offset as of the Plan termination date. Payment of a Participant's Annual Benefit shall commence on the date for commencement of Annual Benefits set forth under Section 3.1 and be payable in accordance with Sections 3.2 and 3.3. This Plan shall terminate automatically when there shall be no Participants and no claims to Benefits hereunder.


                               ARTICLE VI
                       ADMINISTRATION OF THE PLAN

      6.1 Appointment of Committee; Authority and Responsibility. The Board of Directors shall appoint the members of a Committee, which members shall hold office at the pleasure of the Board. Said Committee shall consist of not less than three 3 nor more than 8 members, any one or more of whom may, but need not, be an officer of the Company. If there is at any time a vacancy on the Committee for any reason, the Board shall fill such vacancy, but the Committee may act notwithstanding the existence of vacancies as long as there shall continue to be at least two members of the Committee. The Committee shall select a Chairman from among its members. The Committee shall have overall responsibility for the administration and operation of the Plan. The Committee will have all powers as may be necessary to discharge its duties hereunder.

      6.2 Committee Duties. The Committee, on behalf of the Participants and all other Beneficiaries of the Plan will administer and operate the Plan in accordance with the terms of the Plan and will have all powers necessary to accomplish that purpose, including, but not limited to, the following:

      (a) To issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

      (b)  To construe this Plan;

      (c) To determine all questions arising in the administration of this Plan, including those relating to the eligibility of persons to become Participants as according to Article II and the rights of Participants and their Beneficiaries to receive Benefits under
           Article III, and its decision thereon shall be final and binding upon all persons hereunder;

      (d) To authorize all disbursements of Benefits in accordance with the provisions of the Plan including acceleration of payments in the event of death;

Nonqualified Executive Post-Employment Income Plan                   Page 8

      (e) To oversee the retention of records relating to Participants and other matters applicable to this Plan;

      (f) To make available to Participants and Beneficiaries upon request, for examination during business hours, such records as pertain exclusively to the examining Participant;

      (g) To prescribe procedures to be followed by Participants and Beneficiaries in claiming Benefits;

      (h) To make available for inspection and to provide upon request at such charge as may be permitted and determined by the Company, such documents and instruments, if any, as may be required to be disclosed by the Employee Retirement Income Security Act of 1974, as amended;

      (i)  To prescribe and adopt the use of necessary forms;

      (j) To appoint such agents and other specialists to aid it in the administration of the Plan as it deems necessary; and

      (k) To make periodic reports on the operation and administration of the Plan to the Board of Directors as may be required in any articles of incorporation, charter, or by-laws pertaining to the Company.

      6.3 Records. The regularly kept records of the Committee and the Company shall be conclusive evidence as to all matters contained therein applicable to this Plan.

      6.4 Committee Decisions Final. The decision of the Committee in matters within its jurisdiction shall be final, binding, and conclusive upon the Company, Participants, Beneficiaries and any other person or party interested or concerned.

      6.5 Committee as Agent. The Committee shall act as agent for the Company in the administration of the Plan.

      6.6 Plan Expenses. All clerical, legal and other expenses of the Plan shall be paid by the Company.

      6.7 Correction of Error. In the event of an error in the adjustment of a Participant's benefit, the Committee will correct such error by crediting or charging the adjustment required to make such correction to or against unpaid amounts.

      6.8  Allocations and Delegations of Responsibility.

      (a) Delegations. The Committee shall have the authority to delegate, from time to time, all or any part of its responsibilities under the Plan to such person or persons as it may deem advisable and in the same manner to revoke any such delegation or responsibility.

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Nonqualified Executive Post-Employment Income Plan                    Page 9

           Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes herein as if such action had been taken by the Committee. The Board of Directors or the Committee shall not be liable for any acts or omission of any such delegate. The delegate shall report periodically to the Committee concerning the discharge of the delegated responsibilities.

      (b) Allocations. The Committee shall have the authority to allocate, from time to time, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. The Board of Directors or the Committee shall not be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall report periodically to the Committee concerning the discharge of the allocated responsibilities.

      (c) Limit on Liability. Duties and responsibilities which are carried out in good faith by the Committee hereunder or which have been allocated or delegated pursuant to the terms of the Plan or Subsections (a) or (b) of this Section 6.8 shall not create any liability of the Company, Board of Directors, or Committee, or any member thereof.


                               ARTICLE VII
                     BENEFICIARY; UNCLAIMED BENEFITS

      7.1. Designation of Beneficiary. The Beneficiary or Beneficiaries entitled to any payments under Article III will be designated by the Participant on a form provided by the Committee. The Participant may change such designation of Beneficiary or Beneficiaries from time to time by filing a new beneficiary designation form with the Committee. No designation of Beneficiary or change of Beneficiary shall be effective until filed with the Committee. If more than one Beneficiary shall be designated, the Beneficiaries shall share any distribution on a pro rata basis unless otherwise stated. In absence of any such designation under this Plan the individual designated as beneficiary by the Participant to receive benefits payable in event of the Participant's death under the Advest Thrift Plan shall be deemed to be the Beneficiary. If a Participant shall fail to file a valid beneficiary designation form under this Plan or the Advest Thrift Plan, or if all persons designated on the beneficiary form shall have predeceased the Participant, the Company shall distribute the value of such Participant's Account in one single sum to the Participant's estate.

      7.2 Unclaimed Benefit. Each Participant shall keep the Committee informed of the Participant's current address and the current address of the Participant's Beneficiary. The Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three years after the date on which any payment

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Nonqualified Executive Post-Employment Income Plan                Page 10

of the Participant's Benefit may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Committee is unable to locate any Beneficiary of the Participant, then the Company shall have no further obligation to pay any Benefit hereunder to such Participant or Beneficiary or any other person and such benefit shall be irrevocably forfeited.


                              ARTICLE VIII
                        MISCELLANEOUS PROVISIONS

      8.1 Merger. Any successor corporation to the Company, by merger, consolidation, purchase or otherwise, shall be substituted hereunder for the Company. This Plan shall be binding on all successors to and assigns of the Company; provided, that said successors or assigns may terminate the Plan in accordance with the provisions hereof.

      8.2 Liquidation. In the event that the Company is liquidated, pursuant to a transaction whereby no successor corporation assumes the assets and liabilities of the Company, the present value of the Participant's Benefit shall be paid to the Participant, or to the Participant's Beneficiary, in one single sum.

      8.3 Indemnification. The Company shall indemnify and hold harmless to the extent legally permitted each member of the Board of Directors, the Committee and each officer and employee of the Company to whom are delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon such delegate or agent (including but not limited to reasonable attorney fees) which arises as a result of actions or failure to act in connection with the operation and administration of the Plan.

      8.4 Contract of Employment. Nothing contained herein shall be construed to constitute a contract of employment between the Company and any employee or Participant. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company or limit the right of the Company to discharge or otherwise deal with any Participant without regard to the existence of the Plan.

      8.5 Disclosure. Each Participant shall receive a copy of the summary of the Plan and the Committee will make available for inspection by any Participant or Beneficiary a copy of the Plan and any written procedures used by the Committee in administering the Plan.

      8.6 Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

      8.7 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed

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Nonqualified Executive Post-Employment Income Plan                 Page 11

and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

      8.8 Law Governing. The Plan shall be construed and enforced according to the laws of the State of Connecticut (other than its laws respecting choice of law) to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended.

      8.9 Limitation on Liability. Neither the Company nor any agent or representative of the Company who is an employee, officer, or director of the Company in any manner guarantees the payments to be made under the Plan against loss or deprecation, and to the extent not prohibited by federal law, none of them shall be liable (except for their own gross negligence or willful misconduct), for any act or failure to act, done or omitted in good faith, with respect to the Plan. The Company shall not be responsible for any act or failure to act of any agent appointed to administer the Plan.

      8.10 Gender. Except when otherwise indicated by the context, any masculine terminology herein shall also include the feminine, and the definition of any term herein in the singular shall also include the plural.

      IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized representative as of the first day of October, 1993.


                                 ADVEST, INC.



                                 By:
                                      Allen Weintraub
                                      Chief Executive Officer

ATTEST:
     Dave Horowitz


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